REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Trustees and Shareholders of
  BlackRock Funds

BlackRock Large Cap Value Equity
BlackRock Managed Income
BlackRock Large Cap Growth Equity
BlackRock International Bond
BlackRock Mid-Cap Value Equity
BlackRock High Yield Bond
BlackRock Mid-Cap Growth Equity
BlackRock Strategic I
BlackRock Small Cap Value Equity
BlackRock Enhanced Income
BlackRock Small Cap Core Equity
BlackRock Ultra Short Municipal
BlackRock Small Cap Growth Equity
BlackRock Intermediate PLUS
BlackRock U.S. Opportunities
BlackRock Inflation Protected Bond
BlackRock Global Science & Technology Opportunities
BlackRock Tax-Free Income
BlackRock Dividend Achievers
BlackRock Pennsylvania Tax-Free Income
BlackRock International Equity
BlackRock New Jersey Tax-Free Income
BlackRock International Opportunities
BlackRock Ohio Tax-Free Income
BlackRock Select Equity
BlackRock Delaware Tax-Free Income
BlackRock Index Equity
BlackRock Kentucky Tax-Free Income
BlackRock Balanced
BlackRock Money Market
BlackRock Low Duration Bond
BlackRock U.S. Treasury Money Market
BlackRock Intermediate Government Bond
BlackRock Municipal Money Market
BlackRock Intermediate Bond
BlackRock New Jersey Municipal Money Market
BlackRock Core Bond Total Return
BlackRock North Carolina Municipal Money Market
BlackRock Core Plus Total Return
BlackRock Ohio Municipal Money Market
BlackRock Government Income
BlackRock Pennsylvania Municipal Money Market
BlackRock GNMA
BlackRock Virginia Municipal Money Market

In planning and performing our audits of the financial statements the BlackRock Funds (the "Fund") consisting of the Portfolios listed above (the "Portfolios", for the year ended September 30, 2004 (on which we have issued our report dated November 29, 2004), we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the Fund's internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in accordance with the standards of the Public
Company Accounting Oversight Board (United States). Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, misstatements due to error or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that the internal control may become inadequate because of changes in conditions or that the degree of compliance with policies or procedures may deteriorate.

Our consideration of the Fund's internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight
Board (United States). A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the Fund's internal control and its operation, including controls for safeguarding securities that we consider to be material weaknesses as defined above as of September 30, 2004.

This report is intended solely for the information and use of management, the Trustees and Shareholders of the Fund, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

Deloitte & Touche LLP

Philadelphia, Pennsylvania
November 24, 2004